UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 29, 2015

LINDBLAD EXPEDITIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35898	27-4749725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Morton Street, 9th Floor, New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 261-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2015, the Board of Directors (the “Board”) of Lindblad Expeditions Holdings, Inc. (the “Company”) appointed Bernard W. Aronson as a Class A director of the Company.

Mr. Aronson is currently Founding Partner of ACON Investments L.L.C., a middle market private equity group. He also serves as the U.S. Special Envoy to the Columbian Peace Process, appointed by President Obama in February 2015. His distinguished career has included positions in the private and government sectors, including international advisor to Goldman, Sachs & Co. from 1993 to 1996; Assistant Secretary of State for Inter-American Affairs from 1989 to 1993 where he was presented with the Distinguished Service Award for his role in ending the conflicts in Central America; and several White House positions under the Carter Administration. Mr. Aronson previously served as a director of Royal Caribbean Cruises LTD from 1993 until 2015, and also serves or has served during the past five years as a director of Kate Spade Inc, Hyatt Hotels Corporation, Chroma Oil and Gas, LP, Sequitur Energy, ACON Franchise Holdings, Mariner Energy and Northern Tier Energy. He serves on several Non-Profit Boards including The Nature Conservancy Maryland/DC chapter, The Amazon Conservation Team, the National Democratic Institute for International affairs and is a member of the Council on Foreign Relations. He graduated with Honors from the University of Chicago.

The Board has determined that Mr. Aronson is independent under the listing standards of The NASDAQ Capital Market. The Board has also decided that Mr. Aronson will be appointed to appropriate committees of the Board after the Board and Mr. Aronson discuss which committee appointments would be in the best interests of the Board and the Company’s stockholders.

As a non-employee director, Mr. Aronson will receive the compensation paid to all non-employee directors of the Company. There are no arrangements between Mr. Aronson and any other person pursuant to which he was elected to serve as a director, nor are there any transactions in which the Company is a participant in which he has a material interest.

Item 7.01 Regulation FD Disclosure

On August 4, 2015, the Company issued a press release announcing the appointment of Mr. Aronson to the Board, which is attached as Exhibit 99.1.

Item 9.01(d) Financial Statements and Exhibits

Exhibit 99.1	Press Release dated August 4, 2015.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDBLAD EXPEDITIONS HOLDINGS, INC. (registrant)

August 4, 2015	By:	/s/ Sven-Olof Lindblad
Sven-Olof Lindblad; President and CEO

3